AMENDMENT, dated May 7, 1997, to the Master Custody Agreement ("Agreement") between each Investment Company listed on Exhibit A to the Agreement and The Bank of New York dated February 16, 1996.

It is hereby agreed as follows:

            A.        Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and, except as modified hereby, the Agreement is confirmed in all respects.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

B.         The Agreement shall be amended to add a new Section 4. 1 0 as follows:

4.10      Additional Duties With Respect to Russian Securities.

(a)        Upon 3 business days prior written notice from a Fund that it will invest in any security issued by a Russian issuer ("Russian Security"), the Custodian shall to the extent required and in accordance with the terms of the Subcustodian Agreement between the Custodian and Credit Suisse (“Foreign Custodian”) dated as of August 8, 1996 (the “Subcustodian Agreement”) direct the Foreign Custodian to enter into a contract ("Registrar Contract") with the entity providing share registration services to the Russian issuer ("Registrar") containing substantially the following protective provisions:

(1)        Regular Share Confirmations.  Each Registrar Contract must establish the Foreign Custodian's right to conduct regular share confirmations on behalf of the Foreign Custodian's customers.

(2)        Prompt Re-registrations.  Registrars must be obligated to effect re-registrations within 72 hours (or such other specified time as the United States Securities and Exchange Commission (the “SEC”) may deem appropriate by rule, regulation, order or “no-action” letter) of receiving the necessary documentation.

(3)        Use of Nominee Name.  The Registrar Contract must establish the Foreign Custodian's right to hold shares not held directly in the beneficial owner's name in the name of the Foreign Custodian's nominee.

(4)        Auditor Verification.  The Registrar Contract must allow the independent auditors of  the Custodian and the Custodian’s clients to obtain direct access to the share register for the independent auditors of each of the Foreign Custodian's clients.

(5)        Specification of Registrar's Responsibilities and Liabilities.  The

contract must set forth:  (1) the Registrar's responsibilities with regard to corporate actions and other distributions; (ii) the Registrar’s liabilities as established under the regulations applicable to the Russian share registration -system and (iii) the procedures for making a claim against and receiving compensation from the registrar in the event a loss is incurred.

(b)        The Custodian shall, in accordance with the Subcustodian Agreement, direct the Foreign Custodian to conduct regular share confirmations, which shall require the Foreign Custodian to (1) request either a duplicate share extract or some other sufficient evidence of verification and (2) determine if the Foreign Custodian's records correlate with those of the Registrar.  For at least the first two years following the Foreign Custodian's first use of a Registrar in connection with a Fund investment, and subject to the cooperation of the Registrar, the Foreign Custodian will conduct these share confirmations on at least a quarterly basis, although thereafter they may be conducted on a less frequent basis, but no less frequently than annually, if the Fund's Board of Directors, in consultation with the Custodian, determine it appropriate.

(c)        The Custodian shall, pursuant to the Subcustodian Agreement, direct the Subcustodian to maintain custody of the Fund's share register extracts or other evidence of verification obtained pursuant to paragraph (b) above.

(d)        The Custodian shall, pursuant to the Subcustodian Agreement, direct the Foreign Custodian to comply with the rules, regulations, orders and “no-action” letters of the SEC with respect to

            (1)        the receipt, holding, maintenance, release and delivery of Securities; and

            (2)        providing notice to the Fund and its Board of Directors of events specified in such rules, regulations, orders and letters.

(e)        The Custodian shall have no liability for the action or inaction of any Registrar or securities depository utilized in connection with Russian Securities except to the extent that any such action or inaction was the result of the Custodian’s negligence.  With respect to any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”) incurred by a Fund as a result of the acts or the failure to act by any Foreign Custodian or its subsidiary in Russia (“Subsidiary”), the Custodian shall take appropriate action to recover such Losses from the Foreign Custodian or Subsidiary.  The Custodian’s sole responsibility and liability to a Fund with respect to any Losses shall be limited to amounts so received from the Foreign Custodian or Subsidiary (exclusive of costs and expenses incurred by the Custodian) except to the extent that such losses were the result of the Custodian’s negligence.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE BANK OF NEW YORK

By:       /s/ STEPHEN E. GRUNSTON

            Name: Stephen E. Grunston

            Title:  Vice President

THE INVESTMENT COMPANIES LISTED ON EXHIBIT A TO THE AGREEMENT

By:       /s/ DEBORAH R. GATZEK

            Name:  Deborah R. Gatzek

            Title:   Vice President

By:       /s/ KAREN L. SKIDMORE

            Name:  Karen L. Skidmore

            Title:   Assistant Vice President

MASTER CUSTODY AGREEMENT

EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin Pelagos Managed Future Strategy Fund

Franklin California Tax-Free Income Fund	Delaware Statutory Trust
Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Insured Tax-Free Income Fund Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Tax-Exempt Money Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust
Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Global Trust	Delaware Statutory Trust

Franklin Global Real Estate Fund

Franklin International Growth Fund

Franklin International Small Cap Growth Fund

Franklin Large Cap Equity Fund

Franklin Templeton Emerging Market Debt

Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Adjustable U.S. Government Securities Fund

Franklin Balanced Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Limited Maturity U.S. Govt Securities Fund

Franklin Low Duration Total Return Fund

Franklin Real Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Fund Franklin Tennessee Municipal Bond Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust	Mutual Beacon Fund Mutual European Fund Mutual Financial Services Fund Mutual Global Discovery Fund Mutual International Fund Mutual Quest Fund Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust
Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Intermediate-Term Tax-Free Income Fund
Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund

Franklin Flex Cap Growth Fund

Franklin Focused Core Equity Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund

Franklin Tax-Exempt Money Fund	Delaware Statutory Trust

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund

Franklin Arizona Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund

Franklin Connecticut Tax-Free Income Fund

Franklin Double Tax-Free Income Fund

Franklin Federal Intermediate-Term Tax-Free

Income Fund

Franklin Federal Limited-Term Tax-Free Income Fund

Franklin Florida Tax-Free Income Fund

Franklin Georgia Tax-Free Income Fund

Franklin High Yield Tax-Free Income Fund

Franklin Insured Tax-Free Income Fund

Franklin Kentucky Tax-Free Income Fund

Franklin Louisiana Tax-Free Income Fund

Franklin Maryland Tax-Free Income Fund

Franklin Massachusetts Tax-Free Income Fund

Franklin Michigan Tax-Free Income Fund

Franklin Minnesota Tax-Free Income Fund

Franklin Missouri Tax-Free Income Fund

Franklin New Jersey Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

Franklin Ohio Tax-Free Income Fund

Franklin Oregon Tax-Free Income Fund

Franklin Pennsylvania Tax-Free Income Fund

Franklin Virginia Tax-Free Income Fund

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INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Allocation Fund

Franklin Templeton Corefolio Allocation Fund

Franklin Templeton Founding Funds Allocation Fund

Franklin Templeton Growth Allocation Fund

Franklin Templeton Moderate Allocation Fund

Franklin Templeton Multi-Asset Real Return Fund

Franklin Templeton 2015 Retirement Target Fund

Franklin Templeton 2025 Retirement Target Fund

Franklin Templeton 2035 Retirement Target Fund

Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund Franklin Templeton Global Allocation Fund Franklin World Perspectives Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth Securities Fund

Franklin Global Real Estate Securities Fund

Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund

Franklin Large Cap Growth Securities Fund

Franklin Large Cap Value Securities Fund

Franklin Rising Dividends Securities Fund

Franklin Small-Mid Cap Growth Securities Fund

Franklin Small Cap Value Securities Fund

Franklin Strategic Income Securities Fund

Franklin Templeton VIP Founding Funds

Allocation Fund

Franklin U.S. Government Fund

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INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Templeton Variable Insurance Products Trust (continued)		Mutual Global Discovery Securities Fund Mutual International Securities Fund Mutual Shares Securities Fund Templeton Global Bond Securities Fund

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin All Cap Value Fund Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Global Balance Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Mutual Recovery Fund	Delaware Statutory Trust
Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust